UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 3, 2017

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (202) 595-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Easterly Government Properties, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated March 3, 2017 (the “Prospectus Supplement”), pursuant to which the Company may offer and sell shares of its common stock having an aggregate offering price of up to $100,000,000 (the “Shares”) from time to time. The Company intends to contribute the net proceeds from the offering of the Shares to its operating partnership, Easterly Government Properties LP (the “Operating Partnership”), which subsequently intends to use the net proceeds from the offering of the Shares for general corporate purposes, which may include the acquisition, development, redevelopment or improvement of properties; full or partial repayment of debt; capital expenditures; working capital; and other general corporate or business purposes.

In connection with the offering, the Company and the Operating Partnership entered into separate equity distribution agreements, each dated as of March 3, 2017 (the “Equity Distribution Agreements”), with each of Citigroup Global Markets Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as sales agents and/or principals (the “Managers”). Pursuant to the Equity Distribution Agreements, the Company may issue and sell the Shares from time to time through the Managers, as the Company’s sales agents. Sales of Shares, if any, may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, privately negotiated transactions, which may include block trades, or otherwise as may be agreed between the Company and the Managers. Each Manager will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of Shares sold through it as the Company’s sales agent under the applicable Equity Distribution Agreement.

The offering of the Shares pursuant to the Equity Distribution Agreements will terminate upon the earlier of (1) the sale of all of the Shares subject to the Equity Distribution Agreements or (2) with respect to a particular Equity Distribution Agreement, the termination of the Equity Distribution Agreement by either the Company or the respective Manager.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s shelf registration statement on Form S-3 (File No. 333-210049) filed with the SEC on March 9, 2016, which became effective on May 3, 2016.

The form of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Equity Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Equity Distribution Agreement filed herewith as an exhibit to this Current Report.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit	Description

1.1	Form of Equity Distribution Agreement

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in its opinions filed as Exhibit 5.1 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name: William C. Trimble, III
Title: Chief Executive Officer and President

Date: March 3, 2017